                                                                    EXHIBIT 10.2


                             STOCKHOLDERS' AGREEMENT



         STOCKHOLDERS' AGREEMENT, made the 8th day of May, 2001, by and among JERRY FINKELSTEIN, THE FINKELSTEIN FOUNDATION, INC. and SHIRLEY FINKELSTEIN (collectively, the "Finkelstein Group"), each having an address at the Carlyle Hotel, 35 East 76th Street, New York, NY 10021; WILBUR L. ROSS, JR. ("Ross"), having an address at 101 East 52nd Street, New York, NY 10022; MELVYN I. WEISS and M&B WEISS FAMILY PARTNERSHIP (the "Weiss Group"), having an address c/o Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, NY 10119; J. MORTON DAVIS, D.H. BLAIR INVESTMENT BANKING CORP., RIVKALEX CORPORATION and ROSALIND DAVIDOWITZ (collectively, the "Davis Group"), having an address c/o D.H. Blair Investment Banking Corp., 44 Wall Street, New York, NY 10005, and JAMES FINKELSTEIN ("James Finkelstein"), having an address at 55 East 59th Street, 14th Fl., New York, NY 10022 (each member of the Finkelstein Group, Ross, the Davis Group and the Weiss Group and Finkelstein, individually, a "Stockholder" and collectively the "Stockholders").

         WHEREAS, the Stockholders and News Communications, Inc., a Nevada corporation ("NCI"), are parties to an agreement (the "Letter Agreement") pursuant to which, among other things, James Finkelstein has agreed to become President and Chief Executive Officer of NCI and purchased 1,000,000 shares of NCI's common stock (the "Common Stock");

         WHEREAS, each Stockholder owns, or will own, the number of shares of Common Stock and/or $10 Convertible Preferred Stock (the "Preferred Stock") set forth opposite his name on Exhibit A hereto (collectively, the "Shares"); and

         WHEREAS, the Stockholders desire to provide for the composition of the Board of Directors of NCI (the "Board"), the voting of their Shares in certain circumstances and certain other matters relating to NCI.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt of and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Definitions. For the purposes of this Agreement, terms used but not otherwise defined herein shall have the meaning set forth in the Letter Agreement.

         2. Term. Unless otherwise terminated pursuant to the provisions hereof, the term of this Agreement shall commence on the date hereof and end on May 7, 2006.

         3. Representations of the Stockholders and NCI. Each Stockholder represents to and agrees with the other Stockholders that (i) such Stockholder is the legal holder and beneficial owner of the Shares set forth opposite such Stockholder's name on Exhibit A hereto, (ii) such Shares and the Shares hereafter acquired by such Stockholder will be owned free and clear of all liens, claims, charges, options and encumbrances other than restrictions on transfer under this Agreement except as otherwise created by this Agreement,
(iii) such Stockholder has not entered into, and agrees that such Stockholder will not enter into, any other agreement or arrangement the performance of which would in any manner conflict with, restrict or be inconsistent with the performance of such Stockholder's obligations under this Agreement and (v) this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         4. Corporate Governance and Related Matters.

            (a) To the extent permitted by applicable law, each Stockholder agrees to use commercially reasonable efforts to take any and all action necessary, including, without limitation, the voting of, or the execution of consents with respect to, their Shares, the calling of special meetings of stockholders, the amendment of agreements and designations to the Board, the attending of meetings and the amendment of NCI's Certificate of Incorporation and By-Laws, to cause the size of the Board to be maintained at nine (9) members, with such directors selected in accordance with Section 4(c) hereof.

            (b) Until such time as James Finkelstein ceases to be employed by NCI or this Agreement is otherwise terminated, each member of the Davis Group hereby irrevocably appoints James Finkelstein as proxy and attorney-in-fact to vote all of such person's shares. Each member of the Davis Group acknowledges that such proxy is being given to induce James Finkelstein to become engaged by, and make an investment in, NCI and is, therefore, coupled with an interest and shall be irrevocable; provided, however, that James Finkelstein shall not vote Shares owned by the Davis Group in any manner which would conflict with the provisions of this Agreement, which would otherwise permit James Finkelstein or an Affiliate (which for purposes of this Agreement shall have the meaning defined in Rule 405 of the Securities Act of 1933) of James Finkelstein to acquire Shares owned by the Davis Group on terms less favorable than that outlined in the Letter Agreement or which would authorize a transaction in which any member of the Davis Group is treated less favorably than James Finkelstein, the Finkelstein Group, Ross or the Weiss Group or any Affiliate of such person or entity.

            (c) James Finkelstein, Ross, each member of the Finkelstein Group and each member of the Weiss Group hereby agrees, so long as James Finkelstein is the Chief Executive Officer and President of NCI, to vote the Shares owned or controlled by such Stockholder and to use such Stockholder's best efforts to cause his Affiliates (as defined in Rule 405 of the Securities Act of 1933) to vote their Shares, or execute consents with respect to their Shares so as to elect, and to take all other action required to elect, as directors of NCI: (i) four persons designated by James Finkelstein, one of whom shall initially be James Finkelstein, one of whom shall initially be Jerry Finkelstein; (ii) one person to be designated by the Davis Group who shall initially be Martin Bell;
(iii) one person to be designated by Ross who shall initially be Wilbur Ross; and (iv) one person to be designated by the Weiss Group who shall initially be Gary Weiss; and (v) two persons to be designated by the mutual agreement of Ross, the Weiss Group and the Davis Group.

            (d) Each Stockholder agrees that if, at any time, such Stockholder is then entitled to vote for the removal of directors of NCI, he will not vote any the Shares owned or controlled by such Stockholder in favor of the removal of any director who shall have been designated or nominated pursuant to Section 4(c) unless such removal shall be for Cause or the person(s) entitled to designate or nominate such director shall have consented to such removal in writing, provided that if the persons entitled to designate or nominate any director pursuant to Section 4(c) shall request the removal, with or without Cause, of such director in writing, such Stockholder shall vote such Stockholder's Shares, and shall use such Stockholder's commercially reasonable efforts (without requiring the expenditure of funds) to cause such Stockholder's affiliates to vote such affiliates' Shares, in favor of such removal. Removal for

"Cause" shall mean removal of a director because of such director's (a) willful and continued failure substantially to perform his duties with NCI in his established position, (b) willful conduct which is injurious to NCI or any of its subsidiaries, monetarily or otherwise, (c) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (d) abuse of illegal drugs or other controlled substances or habitual intoxication or (e) willful breach of this Agreement.

            (e) If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

               (i) The person(s) entitled under Section 4(c) to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Section 4(c), designate another individual (the "Nominee") to fill such vacancy and serve as a director of the Company; and

               (ii) each Stockholder then entitled to vote for the election of the Nominee as a director of NCI agrees that such Stockholder will vote such Stockholder's Shares, and shall use such Stockholder's reasonable efforts to cause its Affiliates to vote its shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

            (f) The right to designate one or more members of the Board by any Stockholder (or group of Stockholders) pursuant to this Section 4 shall terminate at such time that the ownership of shares by such Stockholder (or group of Stockholders) is less than 5% of the outstanding Common Stock on a fully diluted basis (inclusive of (i) any options, warrants or shares of Preferred Stock owned by such Stockholder and any Affiliate of such Stockholder,
(ii) in the case of Ross, the shares owned by WLR Recovery Fund L.P. and (iii) in the case of James Finkelstein, the Davis Group's Shares to which he has an irrevocable proxy pursuant to Section 4(b) hereof). The obligations imposed on the Stockholders to give effect to the rights to designate directors set forth in Section 4(c) shall terminate as to any person when such person's right to designate a director is terminated.

         5. Injunctive Relief; Specific Performance.

         Each of the Stockholders acknowledges that the other Stockholders will be irreparably damaged in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Stockholder. In addition to any other remedy to which the Stockholders may be entitled, the Stockholders shall be entitled to a preliminary and permanent injunction, without showing any actual damage or threat of irreparable injury, and/or a decree for specific performance, in accordance with the provisions hereof.

         6. Miscellaneous.

            (a) This Agreement constitutes the entire agreement among the Stockholders with respect to the subject matter hereof, supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof, including that certain Stockholders' Agreement dated July 28, 1999 by and among NCI, the Finkelstein Group, Ross, the Weiss Group and Steven Farbman, and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

            (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

            (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein. In the event that any provision is declared invalid or unenforceable, the Stockholders agree to substitute for such invalid or unenforceable provision a new provision which reflects, to the closest extent possible, the intent of the parties.

            (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, estates, heirs, legal representatives and permitted assigns and transferees.

            (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said actions.

            (f) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW) EXCEPT THAT MATTERS PERTAINING TO THE NEVADA BUSINESS CORPORATION LAW SHALL BE GOVERNED BY THE NEVADA BUSINESS CORPORATION LAW. The Stockholders consent and agree that jurisdiction and venue for all legal proceedings relating to the subject matter of this Agreement shall lie exclusively with the appropriate federal or state court sifting within the State of New York, County of New York.

            (g) Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission, addressed to the Stockholders and James Finkelstein at their respective addresses first written above.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (i) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                               /s/ James Finkelstein
                                               ---------------------------------
                                               James Finkelstein

                                               /s/ Jerry Finkelstein
                                               ---------------------------------
                                               Jerry Finkelstein



                                               THE FINKELSTEIN FOUNDATION, INC.


                                               By: /s/ Jerry Finkelstein
                                               ---------------------------------
                                                   Jerry Finkelstein
                                                   President

                                               /s/ Shirley Finkelstein
                                               ---------------------------------
                                               Shirley Finkelstein

                                               /s/ Wilbur L. Ross, Jr.
                                               ---------------------------------
                                               Wilbur L. Ross, Jr.

                                               /s/ Melvyn I. Weiss
                                               ---------------------------------
                                               Melvyn I. Weiss


                                               M&B WEISS FAMILY PARTNERSHIP


                                               By: /s/ Melvyn I. Weiss
                                                  ------------------------------
                                               Name: Melvyn I. Weiss
                                               General Partner


                     [Signature pages continue on next page]

                                               D.H. BLAIR INVESTMENT BANKING
                                               CORP.


                                               By: /s/ J. Morton Davis
                                                  ------------------------------
                                                      J. Morton Davis



                                               RIVKALEX CORPORATION


                                               By: /s/ Rosalind Davidowitz
                                                  ------------------------------
                                                      Rosalind Davidowitz
                                                      President

                                               /s/ J. Morton Davis
                                               ---------------------------------
                                               J. Morton Davis

                                               /s/ Rosalind Davidowitz
                                               ---------------------------------
                                               Rosalind Davidowitz

                                    EXHIBIT A

The Finkelstein Group = 264,001 shares
---------------------------------------------------------------------------------------------------------------
Name of Holder                                          Common                    Common Issuable on
                                                                                  Preferred Conversion
---------------------------------------------------------------------------------------------------------------
Jerry Finkelstein                                          187,389                       --
---------------------------------------------------------------------------------------------------------------
Mrs. Finkelstein (wife)                                     66,667                       --
---------------------------------------------------------------------------------------------------------------
The Jerry Finkelstein Foundation Inc.                        9,945                       --
---------------------------------------------------------------------------------------------------------------



Wilbur L. Ross, Jr. = 585,619 shares
---------------------------------------------------------------------------------------------------------------
Name of Holder                                          Common                    Common Issuable on
                                                                                  Preferred Conversion
---------------------------------------------------------------------------------------------------------------
Wilbur L. Ross, Jr.                                        428,399                 157,220(1)
---------------------------------------------------------------------------------------------------------------


The Davis Group = 4,751,773 shares
---------------------------------------------------------------------------------------------------------------
Name of Holder                                          Common                    Common Issuable on
                                                                                  Preferred Conversion
---------------------------------------------------------------------------------------------------------------
D.H. Blair Investment Banking Corp.                      2,697,405(2)(3)            23,190(1)
---------------------------------------------------------------------------------------------------------------
Rivkalex Corporation                                        41,006                      --
---------------------------------------------------------------------------------------------------------------
Rosalind Davidowitz (wife)                               1,990,172(2)                   --
---------------------------------------------------------------------------------------------------------------



The Weiss Group = 1,674,038 shares
---------------------------------------------------------------------------------------------------------------
Name of Holder                                          Common                    Common Issuable on
                                                                                  Preferred Conversion
---------------------------------------------------------------------------------------------------------------
Melvin I. Weiss                                          1,138,124                  78,610(1)
---------------------------------------------------------------------------------------------------------------
M&B Weiss Family Partnership                               457,304                      --
---------------------------------------------------------------------------------------------------------------


James Finkelstein = 768,000 shares
---------------------------------------------------------------------------------------------------------------
Name of Holder                                          Common                    Common Issuable on
                                                                                  Preferred Conversion
---------------------------------------------------------------------------------------------------------------
James Finkelstein                                          768,000(4)                   --
---------------------------------------------------------------------------------------------------------------

-------------------

(1) Based upon a conversion price of $2.5442 per share.

(2) Assumes an issuance of 1,350,000 to Davidowitz and D.H. Blair upon conversion of their convertible notes.

(3) Includes 250,000 shares to be purchased by D.H. Blair as required by that certain Letter Agreement dated as of the date hereof by and among James Finkelstein, NCI and the other parties thereto (the "Finkelstein Agreement").

(4) Includes 750,000 shares to be purchased by James Finkelstein as required by the Finkelstein Agreement.